UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2017

DSG GLOBAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 - 5455 152nd Street, Surrey, British Columbia, Canada	V3S 5A5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 575-3848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

(i)	On October 18, 2017 we were informed by Lichter, Yu and Associates, Inc. of their resignation as the company’s independent registered public accounting firm.

(ii)	The reports of Lichter, Yu and Associates, Inc. on the company’s financial statements as of and for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the company’s ability to continue as a going concern.

(iii)	During the fiscal years ended December 31, 2016 and 2015, and through June 30, 2017, there have been no disagreements with Lichter, Yu and Associates, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction Lichter, Yu and Associates, Inc. would have caused them to make reference thereto in connection with any report issued by them on the financial statements for such years.

(iv)	The company has requested that Lichter, Yu and Associates, Inc. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by Lichter, Yu and Associates, Inc. is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2017 Mr. Kenneth (Kim) Marsh resigned as a member of our board of directors. This was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Our board of directors now consists of five directors, including Robert Silzer, Jason Sugarman, Rupert Wainwright, Stephen Johnston and James Singerling.

Item 9.01	Financial Statements and Exhibits

16.1	Letter from Lichter, Yu and Associates, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL INC.

/s/ Robert Silzer
Robert Silzer
President, CEO and Director

Date: November 7, 2017

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